EXHIBIT 12.3

               SOUTHWESTERN ELECTRIC POWER COMPANY (CONSOLIDATED)
                       RATIO OF EARNINGS TO FIXED CHARGES
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1997
                            (Thousands Except Ratio)
                                   (Unaudited)


Operating Income                                                      $ 143,776

Adjustments:
  Income taxes                                                           37,683
  Provision for deferred income taxes                                     7,171
  Deferred investment tax credits                                        (4,679)
  Other income and deductions                                             1,574
  Allowance for borrowed and equity funds
    used during construction                                              1,940
  Interest portion of financing leases                                    1,252
                                                                       --------
        Earnings                                                      $ 188,717
                                                                       ========

Fixed Charges:
  Interest on long-term debt                                           $ 41,160
  Amortization of debt issuance cost                                      3,502
  Other interest                                                          6,050
  Interest portion of financing leases                                    1,252
                                                                       --------

        Fixed Charges                                                  $ 51,964
                                                                       ========


Ratio of Earnings to Fixed Charges                                         3.63
                                                                       ========